UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2012

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2012, the Governance, Public Policy, and Human Resources Committee of the Board of Directors ("Board") of the Federal Home Loan Bank of Pittsburgh ("Bank"), as authorized by the Bank’s Board, reviewed the results of the recent election of member directors and non-member independent directors by stockholders of the Bank that concluded on November 9, 2012, and declared the following nominees elected or re-elected (as applicable) to serve on the Board:

Member Directors

(1) Mr. John S. Milinovich, Executive Vice President, Treasurer and CFO, Washington Financial Bank, was re-elected to serve a 4-year term on the Board beginning January 1, 2013 and ending December 31, 2016. Mr. Milinovich has served on the Board since 2009; and

(2) Mr. Frederick Schea, President and CEO, First Savings Bank of Perkasie, was elected to serve a 4-year term on the Board beginning January 1, 2013 and ending December 31, 2016.

Independent Directors

(1) Mr. Patrick A. Bond, Founding General Partner, Mountaineer Capital, LP, has been re-elected to serve a 4-year term on the Board beginning January 1, 2013 and ending December 31, 2016. Mr. Bond has served on the Board as a public interest independent director since 2007;

(2) Ms. Pamela H. Godwin, President, Change Partners, Inc., has been elected to serve a 3-year term on the Board beginning on January 1, 2013 and ending December 31, 2015; and

(3) Mr. Brian A. Hudson, Executive Director and CEO, Pennsylvania Housing Finance Agency, has been re-elected to serve a 4-year term on the Board beginning January 1, 2013 and ending December 31, 2016. Mr. Hudson has served on the Board since 2007 as a public interest independent director.

Attached as Exhibit 99.1 is a press release issued by the Bank announcing the results of the election.
The election of the member directors and non-member independent directors took place in accordance with the terms of the Federal Home Loan Bank Act and the Federal Housing Finance Agency ("Finance Agency") Regulations. No in-person meeting of the members was held. The Board has not yet determined on which committees each of these directors will serve beginning in 2013. All directors serving on the Bank's Board for 2013 will receive compensation under the Bank's 2013 Director Compensation Policy, which has not yet been approved by the Board. Director compensation is subject to the terms of Finance Agency Regulations and is also subject to Finance Agency review.

The Bank is a cooperative, and most of the Bank’s business is conducted with its members. In the normal course of its business, the Bank extends credit to and transacts other business with members whose officers or directors may serve as member directors of the Bank. It is the Bank’s policy to extend credit to and transact other business with members having directors or officers serving on the Bank’s Board on terms and conditions that are no more favorable than the terms of comparable transactions with similarly situated members having no Board representation. In addition, the Bank may have transactions with independent directors as well. For further information regarding such transactions, including information regarding related person transactions as defined in 17 C.F.R. 229.404(a), see Item 13 of the Bank’s 2011 Annual Report on Form 10-K filed with the SEC.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 14, 2012, the Bank declared the voting results for its 2012 election of member directors and non-member independent directors as described in Item 5.02 of this Current Report. Complete voting results are included in the Bank's letter to members dated November 15, 2012, attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K are a copy of the Bank’s press release and letter to members dated November 15, 2012 regarding the results of the director election. The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 and Exhibit 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number

99.1 Press Release, dated November 15, 2012 issued by the Bank
99.2 November 15, 2012 Letter to Members Regarding 2012 Director Elections

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

November 15, 2012	By:	Dana A. Yealy

Name: Dana A. Yealy
Title: Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 15, 2012 issued by the Bank
99.2	November 15, 2012 Letter to Members Regarding 2012 Director Elections